EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CHC Helicopter S.A. (the “Company”) on Form 10-K for the fiscal year ended April 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joan Schweikart Hooper, Chief Financial Officer of Heli-One Canada Inc., certify, pursuant to 18 U .S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly present s, in all material respects , the financial condition and results of operations of the Company.

/s/ Joan Schweikart Hooper
Joan Schweikart Hooper
Chief Financial Officer
Heli-One Canada Inc.**
(Principal Financial Officer)

July 12, 2013

*	This certification is being furnished solely to accompany this report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
**	CHC Helicopter S.A has entered into an agreement with its wholly owned subsidiary , Heli-One Canada Inc., to provide certain management services subject to the authority limits as determined by CHC Helicopter S.A.’s board of directors and set out in such agreement.